Ex - 99. CODE OF ETHICS

                                 THE PACIFIC CORPORATE GROUP PRIVATE EQUITY FUND
                                    CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                                             SENIOR FINANCIAL OFFICERS

I.       Covered Officers and Purposes of the Code

The Pacific  Corporate  Group Private  Equity Fund's (the "Fund") code of ethics
(the "Code") applies to the Fund's Principal Executive Officer and Senior Financial Officers (the "Covered Officers"), each of whom is identified in Exhibit-A hereto, for the purpose of promoting:

     o Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

     o Full, fair, accurate, timely and understandable disclosure in reports and documents that the Fund files with, or submits to, the Securities and Exchange Commission (the "SEC") and in other public communications made by the Fund.

     o    Compliance   with   applicable   laws  and   governmental   rules  and
          regulations.

     o The prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code.

     o    Accountability for adherence to the Code.

Covered Officers should adhere to a high standard of business ethics and should avoid placing themselves in a "compromising position" where their interests may be, or appear to be, in conflict with those of the Fund and its shareholders.

II. Covered Officers Should Handle Ethically Actual and Apparent Conflicts of Interest

A "conflict of interest" occurs when a Covered Officer's private interest interferes with the interests of, or his services to, the Fund. A Covered Officer must not engage in any activity that could result in an actual, potential or perceived conflict of interest. Thus, a Covered Officer must not represent the Fund in any activity or transaction if the personal interests of the Covered Officer might affect his ability to represent the Fund's interests fairly and impartially. A Covered Officer must not knowingly and voluntarily permit himself to be placed in a position where his interests may become adverse to the Fund's. Covered Officers should be aware that any transaction or activity involving the Covered Officer (or even a relative or close associate thereof) could pose a conflict of interest, whether perceived, potential or actual.

Certain conflicts of interest arise out of the relationships between Covered Officers and the Fund and already are subject to conflict of interest provisions in the Investment Company Act of 1940 (the "Investment Company Act") and the Investment Advisers Act of 1940 (the "Advisers Act"). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Fund because of their status as "affiliated persons" of the Fund. The compliance programs of the Fund and its investment adviser, Pacific Corporate Group LLC ("PCG"), are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside the parameters of this Code.

Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between the Fund and PCG, of which the Covered Officers are also members, officers or employees. As a result, the Code recognizes that the Covered Officers, in the normal course of their duties (whether formally for the Fund or for PCG, or for both), will be involved in establishing policies and implementing decisions that will have different effects on PCG and the Fund. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Fund and PCG and is consistent with the performance by the Covered Officers of their duties as officers of the Fund. Thus, if performed in conformity with the provisions of the Investment Company Act and the Advisers Act, such activities will be presumed to have been handled ethically.

Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Advisers Act. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Fund.

Each Covered Officer must:

     o Not use his personal influence or personal relationship improperly to influence investment decisions or financial reporting by the Fund whereby the Covered Officer would benefit personally to the detriment of the Fund.

     o Not cause the Fund to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of the Fund.

     o Not use material non-public knowledge of portfolio transactions made or contemplated for the Fund to trade personally or cause others to trade personally in contemplation of the market effect of such transactions.

     o Never accept compensation in any form from any person or entity for directing Fund business to such person or entity or for accepting business on behalf of the Fund. All placements of Fund business and acceptance of businesses by the Fund must be rewarded purely upon business considerations and the Fund's best interests.

     o Report at least annually affiliations or other relationships that do or could result in conflicts of interest.

These are certain conflict of interest situations that should always be discussed with F. Scott Tuck, the President of PCG (the "Designated Officer"), if material:

     o Service as a trustee, director, officer, owner or partner of, or as a consultant or independent contractor to, any publicly or privately owned business organization, regardless of whether compensation of any form is received.

     o The receipt of any gifts with a value in excess of U.S. $100. It must be remembered that business relationships cannot always be separated from personal relationships and that the integrity of a business relationship is always susceptible to criticism in hindsight where gifts are received. Under no circumstances may Covered Officers accept gifts in the form of cash or cash equivalents.

     o The receipt of any entertainment from any company with which the Fund has current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety.

     o The giving of gifts or entertainment to a Fund shareholder, service provider, supplier or other Fund business contact. Covered Officers must use careful judgment to ascertain that the matter is handled in good taste without excessive expense. The aggregate value of all such gifts or entertainment to a business contact may not exceed U.S. $100 in any 12-month period.

     o Any ownership interest in, or any consulting, employment or any other type of special relationship with, any of the Fund's service providers, other than PCG or any affiliated person thereof. All details of the Fund's relationships and transactions with those with whom it does business must be entered in its records.

     o A direct or indirect financial interest in commissions, transaction charges or spreads paid by the Fund for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership.

III.     Disclosure and Compliance

     o Each Covered Officer should familiarize himself with the disclosure requirements generally applicable to the Fund.

     o Each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about the Fund to others, whether within or outside the Fund, including to the Fund's Trustees and auditors, and to governmental regulators and self-regulatory organizations.

     o Each Covered Officer should, to the extent appropriate within his area of responsibility, consult with other officers and employees of the Fund and PCG with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Fund files with, or submit to, the SEC and in other public communications made by the Fund.

     o It is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV.      Reporting and Accountability

Each Covered Officer must:

     o upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer) affirm in writing that he or she has received, read and understands the Code. The form for this purpose is attached to the Code as Exhibit B.

     o annually thereafter affirm that he or she has complied with the requirements of the Code. The document for this purpose is attached to the Code as Exhibit C.

     o not retaliate against any other Covered Officer or any employee of the Fund or its affiliated persons for reports of potential violations that are made in good faith.

     o notify the Designated Officer promptly, on a confidential basis, if he or she knows of any violations of this Code. Failure to do so is itself a violation of this Code.

The Designated Officer is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. However, the Board of Trustees will consider any approvals or waivers sought by the Covered Officers.

The Fund will follow these procedures in investigating and enforcing this Code:

     o The Designated Officer will take all appropriate action to investigate any potential violations reported to him.

     o If, after such investigation, the Designated Officer believes that no violation occurred, the Designated Officer is not required to take any further action.

     o Any matter that the Designated Officer believes is a violation will be reported to the Audit Committee.

     o If the Audit Committee concurs that a violation has occurred, it will inform and make a recommendation to the Board of Trustees, which will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures, notification to appropriate personnel of PCG, or a recommendation to dismiss the Covered Officer.

     o The Board of Trustees will be responsible for granting waivers, as appropriate.

     o Any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

V.       Other Policies and Procedures

This Code shall be the sole code of ethics  adopted by the Fund for  purposes of
Section 406 of the Sarbanes-Oxley Act of 2002 and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Fund, PCG or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Fund's and PCG's codes of ethics under Rule 17j-1 under the Investment Company Act and PCG's more detailed policies and procedures set forth in its Compliance Manual are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VI.      Amendments

Any amendments to this Code, other than amendments to Exhibit-A, must be approved by a majority vote of the Board of Trustees, including a majority vote of the independent Trustees.

VII.     Confidentiality

All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Board of Trustees or the appropriate personnel of the Fund and PCG.

VIII.    Penalties

A Covered Officer who violates the high ethical standards contained in this Code may be subject to disciplinary action, including dismissal as an officer of the Fund.

IX.      Internal Use

The Code is intended solely for the internal use by the Fund and does not constitute an admission, by or on behalf of the Fund, as to any fact, circumstances or legal conclusion.

Date: August 21, 2003




Exhibit A
A-1

                 THE PACIFIC CORPORATE GROUP PRIVATE EQUITY FUND
                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                            SENIOR FINANCIAL OFFICERS

                            List of Covered Officers

Christopher Bower

Philip Posner





Exhibit B
B-1


                 THE PACIFIC CORPORATE GROUP PRIVATE EQUITY FUND
                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                            SENIOR FINANCIAL OFFICERS

                        INITIAL Certification of Receipt

(This certification must be returned to F. Scott Tuck, the President of PCG, within 10 days of receipt of a copy of the Code)

I hereby acknowledge that I have received and read The Pacific Corporate Group Private Equity Fund Code of Ethics for Principal Executive and Senior Financial Officers (the "Code"). I understand and agree that as a Covered Officer, I am subject to and will abide by the Code's provisions and all amendments thereto. I further undertake to obey the rules of any regulatory body with which The
Pacific Corporate Group Private Equity Fund may be required to comply either directly or indirectly prevailing from time to time and any addition, amendment or replacement that is set out in any written notice which is subsequently given to me. I understand that failure to follow such policies and procedures can result in disciplinary action by the Board of Trustees of The Pacific Corporate Group Private Equity Fund, as well as possible civil and criminal penalties.





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Signature                                                               Date



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Exhibit C
C-1


                 THE PACIFIC CORPORATE GROUP PRIVATE EQUITY FUND
                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                            SENIOR FINANCIAL OFFICERS

                              Annual Certification

(This certification must be returned to F. Scott Tuck, the President of PCG, by January 25 of each year)

I hereby certify that I have read and understand and agree to abide by The Pacific Corporate Group Private Equity Fund Code of Ethics for Principal Executive and Senior Financial Officers (the "Code"). I further certify that I have complied with all the requirements of the Code and reported any transactions, affiliations and/or relationships required to be reported under the Code.





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Signature                                                               Date



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